10f-3 Transactions Summary*

* Evergreen Compliance Department has on file a checklist signed by the portfolio manager and a compliance manager stating that the transaction fully complies with the conditions of Rule 10f-3 of the Investment Company Act of 1940.

Fund

Income Advantage Fund

Advisor

EIMCO

Security

Royal Caribbean Cruises Ltd

Transaction

 Date

5/6/2003

Cost

$1,986,780

Offering Purchase
0.800%
Broker
Goldman, Sachs & Co.
Underwriting
Syndicate
Members
Goldman, Sachs & Co.
Citigroup Global Markets Inc.
Banc of America Securities LLC
Scotia Capital (USA) Inc.
Wachovia Securities, Inc.

Security

Sinclair Broadcast Group

Transaction

 Date

5/14/2003

Cost

$7,900,500

Offering Purchase

7.50%

Broker

J.P. Morgan Securities Inc.
Underwriting
Syndicate
Members
J.P. Morgan Securities Inc.
Deutsche Bank Securities Inc.
Wachovia Securities, Inc.
Bear, Stearns & Co. Inc.
UBS Warburg LLC

Security

Western Wireless Corp

Transaction

 Date

7/11/2003

Cost

$5,285,000

Offering Purchase
0.881%
Broker
Goldman, Sachs & Co.
Underwriting
Syndicate
Members
Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
Wachovia Capital Markets, LLC